Exhibit 32.1

WESTERN RESERVE BANCORP, INC.

FORM 10-Q

Three months ended June 30, 2011

SECTION 1350 CERTIFICATION OF FINANCIAL RESULTS

I, Edward J. McKeon, the President and Chief Executive Officer of Western Reserve Bancorp, Inc. hereby certify the following:

¡	This Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and
¡

The information contained in the report fairly presents, in all material respects, the financial position and results of operations of Western Reserve Bancorp, Inc. as of and for the periods presented.

/s/ Edward J. McKeon
Edward J. McKeon
President and Chief Executive Officer
August 15, 2011